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Exhibit 23.5

        CLYDE & CO.
51 Eastcheap, London EC3M 1JP
Telephone—020 7623 1244
Facsimile—020 7623 5427
DX—1017 London/City
Website—www.clydeco.com

LeBoeuf, Lamb, Greene & MacRae
125 West 55th Street
New York
NY 10019

Attn    Michael Didriksen

        15 May 2003

        We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-103620) of AXIS Capital Holdings Limited. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,
/s/ CLYDE & CO. Clyde & Co.
London, England May 15, 2003

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  Exhibit 23.5